Filed in the Office of	Business Number E0454522013-9
Secretary of State State Of Nevada	Filing Number 20244337931
	Filed On 9/18/2024 9:11:00 AM
	Number of Pages 1

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Correction

NRS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A

(Only one document may be corrected per certificate.)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

INSTRUCTIONS:

1. Enter the current name as on file with the Nevada Secretary of State and enter the Entity or Nevada Business Identification Number (NVID).
2. Name of document with inaccuracy or defect.
3. Filing date of document with inaccuracy or defect.
4. Brief description of inaccuracy or defect.
5. Correction of inaccuracy or defect.
6. Must be signed by Authorized Signer. Form will be returned if unsigned.

1. Entity Information:	Name of entity as on file with the Nevada Secretary of State: Blackwell 3D Construction Corp. Entity or Nevada Business Identification Number (NVID): NV20131555101
2. Document:	Name of document with inaccuracy or defect: AMENDED ARTICLES OF INCORPORATION
3. Filing Date:	Filing date of document which correction is being made: 07/01/2024
4. Description:	Description of inaccuracy or defect: Section 5.1 "Authorized Capital Stock" inadventantly stated the authorized capital stock as 700,000,000 shares with 600,000,000 designated as Common Stock, see correction below.
5. Correction:	Correction of inaccuracy or defect: Section 5.1 Authorized Capital Stock. The aggregate number of shares which this Corporation shall have authority to issue is Six Hundred Million (600,000,000) shares, consisting of (a) Five Hundred Million (500,000,000) shares of Common Stock, par value $0.00001 per share (the "Common Stock") and (b) One Hundred Million (100,000,000) shares of preferred stock, par value $0.00001 per share (the "Preferred Stock"), issuable in one or more series as hereinafter provided.
6. Signature: (Required)	X [signature] Signature 9.17.2024 Date

This form must be accompanied by appropriate fees.